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                                                                    EXHIBIT 12.1

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                            (in millions of dollars)

                                         Three
                                        Months
                                         Ended
                                       March 31,                       Year Ended December 31,
                                                       ---------------------------------------------------------
                                          1998            1997         1996         1995       1994       1993
                                       ----------      ----------   ----------   ---------- ---------- ----------
Earnings:
  Income from continuing
    operations before federal
    income tax expense and
    cumulative effect of
    accounting changes .............   $    132.1      $    407.0   $    328.1   $    281.2 $    240.4 $    275.8
Fixed charges ......................        269.9         1,042.7        982.3        950.3      844.6      823.9
                                       ----------      ----------   ----------   ---------- ---------- ----------
                                       $    402.0      $  1,449.7   $  1,310.4   $  1,231.5 $  1,085.0 $  1,099.7
                                       ==========      ==========   ==========   ========== ========== ==========
Fixed charges:
  Interest credited to policyholder
    account balances ...............   $    261.9      $  1,016.6   $    982.3   $    950.3 $    844.6 $    823.9
  Interest expense on debt and
    capital securities of subsidiary
    trust ..........................          8.0            26.1         --           --         --         --
                                       ==========      ==========   ==========   ========== ========== ==========
                                       $    269.9      $  1,042.7   $    982.3   $    950.3 $    844.6 $    823.9
                                       ==========      ==========   ==========   ========== ========== ==========
Ratio of earnings to fixed charges .         1.5x            1.4x         1.3x         1.3x       1.3x       1.3x
                                       ==========      ==========   ==========   ========== ========== ==========
Ratio of earnings to fixed charges,
  excluding interest credited to
  policyholder account balances ....        17.5x           16.6x          N/A          N/A        N/A        N/A
                                       ==========      ==========   ==========   ========== ========== ==========
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